Exhibit 99.j

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated September 30, 2008 on the financial statements of Hilliard-Lyons Government Fund, Inc., as of August 31, 2008 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Hilliard-Lyons Government Fund, Inc.’s Registration Statement on Form N-1A.

/s/ Cohen Fund Audit Services

COHEN FUND AUDIT SERVICES, LTD.
Westlake, Ohio
December 23, 2008